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                                                      EXHIBIT 1


For Period Ending:  12/31/97

File Number 811-19





This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 26th day of February, 1998.


                                             CENTURY SHARES TRUST
                                             (Name of registrant, depositor
                                               or trustee)



                                       BY:   /s/ ALLAN W. FULKERSON
                                             Allan W. Fulkerson,
                                             Chairman and Managing Trustee


Witness:  /s/ RICHARD F. COOK, JR.
          Richard F. Cook, Jr.
          Secretary